Exhibit 5.1

MILBANK, TWEED, HADLEY & MC̱CLOY LLP

LOS ANGELES

213-892-4000

FAX: 213-629-5063

WASHINGTON, D.C.

202-835-7500

FAX: 202-835-7586

LONDON

44-20-7615-3000

FAX: 44-20-7615-3100

FRANKFURT

49-69-71914-3400

FAX: 49-69-71914-3500

MUNICH

49-89-25559-3600

FAX: 49-89-25559-3700

28 LIBERTY STREET NEW YORK, N.Y. 10005-1413 212-530-5000 FAX: 212-530-5219 September 11, 2017

BEIJING

8610-5969-2700

FAX: 8610-5969-2707

HONG KONG

852-2971-4888

FAX: 852-2840-0792

SEOUL

822-6137-2600

FAX: 822-6137-2626

SINGAPORE

65-6428-2400

FAX: 65-6428-2500

TOKYO

813-5410-2801

FAX: 813-5410-2891

SÃO PAULO

55-11-3927-7700

FAX: 55-11-3927-7777

MGM Growth Properties LLC

6385 S. Rainbow Blvd., Suite 500

Las Vegas, Nevada 89118

Ladies and Gentlemen:

We have acted as special counsel to MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), in connection with the registration of up to 13,225,000 of the Company’s Class A common shares representing limited liability company interests (the “Class A Shares”) under the Registration Statement on Form S-3 of the Company (File No. 333-218090), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), issued by the Company pursuant to the terms of the Underwriting Agreement dated September 6, 2017 (the “Underwriting Agreement”) by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, the Company and MGM Growth Properties Operating Partnership LP.

In rendering the opinions expressed below, we have examined the Limited Liability Company Act of Delaware (the “Delaware LLC Act”), limited liability company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement; (ii) the prospectus dated May 18, 2017 relating to the Class A Shares that was included in the Registration Statement (the “Base Prospectus”); (iii) the preliminary prospectus supplement dated September 5, 2017 relating to the Class A Shares; (iv) the prospectus supplement dated September 6, 2017 (the “Prospectus Supplement”); and (v) the Underwriting Agreement.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that, upon issuance by the Company against payment as contemplated by the Prospectus Supplement and the accompanying Base Prospectus, the Class A Shares will be validly issued, and holders of Class A Shares will have no obligation to make any further payments for the purchase of the Class A Shares or contributions to the Company solely by reason of their ownership of Class A Shares.

The foregoing opinions are limited to matters involving the federal laws of the United States of America and the Delaware LLC Act, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus contained in such Registration Statement and in any related prospectus supplement thereunder, including the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP